Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR’S

We consent to the incorporation by reference into the Registration Statements of Manitex International, Inc. on Form S-3 (No. 333-191881) and Form S-8 (No. 333-126978) of our report dated August 23, 2013, on our audit of the financial statements of Sabre Manufacturing, LLC as of and for the year ended December 31, 2012, included in this Current Report on Form 8-K/A.

/s/ UHY LLP
UHY LLP

Sterling Heights, Michigan

October 30, 2013

An Independent Member of Urbach Hacker Young International Limited